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EXHIBIT 12.1 to Form 8-K:  Statements Regarding Computation of Ratios.


The "Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends" appearing at page S-8 of the Company's Prospectus Supplement dated April 2, 1999 were calculated as follows:


                                                                         12/31/98           2/12/97-12/31/97
Net income before minority interest                                        17,736                     11,767
Interest expense                                                            9,673                      1,879
Capitalized interest                                                            -                          -
Debt issuance costs                                                           588                        280

                                                                 --------------------------------------------
Net income before minority interest and fixed charges                      27,997                     13,926
                                                                 --------------------------------------------

Interest expense                                                            9,673                      1,879
Capitalized interest                                                            -                          -
Debt issuance costs                                                           588                        280

                                                                 --------------------------------------------
Fixed charges                                                              10,261                      2,159
                                                                 --------------------------------------------

                                                                 --------------------------------------------
Fixed charges to net income before minority interest                         2.73                       6.45
                                                                 --------------------------------------------
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